EXHIBIT 2.5

DATED April 11, 2012

STOCK OPTION PLAN

Pacific Therapeutics Ltd. (the "Corporation" or the “Issuer”) hereby establishes the stock option plan to be known as the 2012 Pacific Therapeutics Stock Option Plan as amended from time to time (the “Plan). The purpose of the plan is to advance the interests of the Corporation by providing additional incentive for performance by employees, officers, directors and Service Providers of the Corporation and its Subsidiaries and to enable the Corporation and its Subsidiaries to attract and retain employees, officers, directors and service providers.

The terms of the Plan are as follows:

1. DEFINITIONS

1.1 Definitions In this Plan, the following terms shall have the following meanings, unless otherwise indicated:

a)	“Associates” shall have the same meaning as is assigned to that term in the Securities Act (British Columbia) as amended or re-enacted from time to time.

b)
"Board" means (i) the board of directors of the Corporation, or (ii) if the board of directors delegates the powers and responsibilities of the board of directors under this Plan to a compensation committee.

c)	"Controlling Shareholder" means the individual who controls a personal holding company which is granted Options.

d)	“Consultant” shall have the meaning set forth in National Instrument 45-106, as may be amended or superseded from time to time;

e)	“Company” means Cadan Resources Corporation, a company subsisting under the Business Corporations Act (British Columbia) and its successor corporations;

f)	“Director” means a member of the Board;

g)
“Employee” means an employee of the Company or of an affiliated entity of the Company, other than an executive of the Company, or such other definition of “employee” required under applicable securities laws or the policies of the TSX, as may be amended or superseded from time to time;

h)
"Eligible Person" means (i) an employee, officer, director or service provider of the Corporation or its Subsidiaries, or the estate of that individual, (ii) any personal holding company controlled by an employee, officer, director or service provider of the Corporation or its Subsidiaries, (iii) an RRSP or RRIF established by or for an employee, officer, director or service provider of the Corporation or under which any employee, officer, director or service provider of the Corporation is a beneficiary, or (iv) a partnership of which a service provider of the Corporation is an employee or partner. Absence on approved leave shall not be considered an interruption of employment for any purpose of this Plan;

i)
"For Cause" means the termination of a Participant, or a Participant's Controlling Shareholder, as an employee, officer, director, or Consultant of the Corporation or a Subsidiary for any reason which at law, or under the terms of the contract with that individual, allows for termination without notice or compensation in lieu of notice.

j)
“Insider” in relation to the Company means (a) an insider as defined under the Securities Act, other than a person who falls within that definition solely by virtue of being a director or Senior Officer of a subsidiary of the Company, and (b) an Associate of any person who is an Insider);

k)	“Investor Relations Activities” means “investor relations activities” as defined in the TSX Corporate Finance Manual, as may be amended or superseded from time to time;

l)	“Market” means the Canadian National Stock Exchange so long as the Shares are quoted on that Exchange. If the Shares are listed on another stock exchange, the Market shall be that stock exchange;

m)	"Option" means an option to purchase Shares granted under this Plan;

n)	"Participant" means an individual or company to whom an Option has been granted;

o)
“Related Person” means a director or senior officer of the Corporation or an associate of a director or senior officer of the Corporation (and for this purpose the term “senior officer” shall have the same meaning as is assigned to that term in the Securities Act (Ontario) as amended or re-enacted from time to time);

p)
"Shares" means (i) common shares in the capital of the Corporation, or (ii) if there is an adjustment under Article 5, such other shares or securities to which a Participant may be entitled upon the exercise of an Option as a result of such adjustment; and

q)	"Subsidiary" means a subsidiary of the Corporation, as the term "subsidiary" is defined in the Business Corporations Act (British Columbia), as it may be amended.

1.2 Control Defined For the purpose of this Plan, a corporation shall be deemed to be controlled by an individual if voting securities of the Corporation are held, otherwise than by way of security only, by or for the benefit of that individual and the votes carried by such securities are sufficient to elect a majority of the board of directors of the corporation.

1.3 Interpretation Words importing the singular number only shall include the plural and vice versa; words importing the use of any gender shall include all genders. The headings in this document are for convenience of reference and do not affect the construction or interpretation of this Plan.

2. GRANT OF OPTIONS

2.1 Granting Options The Board may at any time, and from time to time, grant Options to one or more Eligible Persons.  In granting Options, the Board shall specify:

a)	the number of Shares which may be purchased under the Option;

b)	the price or prices at which Shares may be purchased under the Option;

c)	the term of the Option, or the expiry date of the Option;

d)	if the Board so decides, the condition or conditions which must be satisfied prior to the Option becoming exercisable; and

e)
such other terms and conditions which the Board may wish to include in the Option and which are not inconsistent with the terms of this Plan or subject to any applicable laws or regulations. Options may be granted at or in anticipation of the time a Participant becomes an Eligible Person, or at any other time the Board deems appropriate.

2.2 Exercise Price At the time of grant of an Option, the Board shall fix the exercise price of the Option (the “Exercise Price”), which shall not be less than the greater of the closing market price of the shares on (a) the trading day immediately prior to the date of grant of the Options; and (b) the date of grant of the Options as permitted by the rules of the CNSX

2.3 Exercise of the Option Subject to the provisions of this Plan and the Option, an Option may be exercised in whole or, from time to time, in part by delivery to the Corporation of (a) a written notice of exercise specifying the number of Shares with respect to which the Option is being exercised, and (b) payment of the Exercise Price of the Shares being purchased.

2.4 Compliance with Securities Requirements Notwithstanding any other provision of this Plan or any Option, the Corporation's obligation to issue Shares to a Participant pursuant to the exercise of an Option shall be subject to:

a)
the Corporation obtaining such approvals, registrations and qualifications as the Corporation determines to be necessary or advisable for the issuance of the Shares in compliance with applicable securities laws or the rules of any stock exchange (or quotation system) on which the class of Shares is then listed (or quoted); and

b)
the receipt from the Participant of such representations, agreements and undertakings, including as to future dealings in the Shares, as the Corporation determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

No Option shall be granted and no Shares shall be issued under this Plan where such grant or issue would require registration of the Plan or the Shares under the securities laws of any jurisdiction other than the Province of British Columbia and any purported grant of any Option or issuance of Shares in violation of this provision shall be void.

2.5 Share Certificates Share certificates shall be delivered to a Participant as soon as is reasonable following the issuance of Shares to that Participant under this Plan.

3. MAXIMUM SHARES UNDER OPTION

3.1 Plan Maximum Subject to regulatory approval, the maximum number of the Companies Shares reserved for issuance pursuant to Options granted under the Plan will, at any time, be no more than 10% of the number of Shares then outstanding.

The Company wishes to set its 2012 rolling stock option plan (the “Plan”), authorizing the issuance of incentive stock options to directors, officers, employees and consultants up to an aggregate of 10% of the issued shares from time to time. There are currently 20,989,157 Shares issued and outstanding and therefore the current 10% threshold is 2,098,915 options available for issuance under the Plan. Notwithstanding the foregoing, the Plan Maximum shall be adjusted in accordance with the operation of Article 5, any Shares subject to an Option which is cancelled or terminated without having been exercised shall again be available to be granted under this Plan.

3.2 Individual Maximum The maximum number of Shares which may be reserved for issuance under this Plan to anyone person and that person's associates shall be 5% of the Shares outstanding at the time of the grant of an Option less the aggregate number of Shares reserved for issuance to such person and that person’s associate under any other option to purchase Shares from treasury granted as compensation or an incentive. An Option shall not be granted to any person if the number of Shares which would thereafter be reserved for issuance to that person and that person’s associates under this Plan, together with all Shares issued to that person or that person’s associates under all of the Corporation’s other compensation or incentive arrangements or plans providing for such compensation or incentive arrangements, could result at any time in the issuance to that person and that person’s associates, within a 12 month period, of a number of Shares exceeding 5% of the outstanding Shares of the Corporation. For the purpose of this paragraph, the outstanding shares of the Corporation shall not include Shares issued as compensation or an incentive to any officer or director of the Corporation or an affiliated entity (as that term is defined by the British Columbia Securities Act.) during the 12 months preceding the date on which the determination is being made.

4. TERMINATION OF OPTION

4.1 Termination of Options Every Option, to the extent not validly exercised, shall terminate at 5:00 p.m. (Vancouver time) on the earlier of the following dates:

a)	the last day on which the Option, by its terms, may be exercised;

b)	180 days after the death of the Participant or the Participant's Controlling Shareholder;

c)
90 days after the Participant or the Participant's Controlling Shareholder is terminated as an employee, officer, director or service provider of the Corporation by reason of permanent disability or retirement under any retirement plan of the Corporation or any Subsidiary;

d)
immediately upon the termination for cause, or resignation, of the Participant or the Participant's Controlling Shareholder as an employee, officer, director or Consultant of the Corporation or a Subsidiary; and

e)
90 days after the Participant or the Participant's Controlling Shareholder ceases to be an employee, officer, director or service provider of the Corporation for any reason other than those referred to above. Without limitation, this provision will apply upon the termination not For Cause of the Participant or the Participant's Controlling Shareholder as an employee, officer, director or service provider of the Corporation (regardless of whether the Participant or the Participant's Controlling Shareholder is entitled to more than 90 days notice of termination).

4.2 Unexercised Rights If an Option is terminated, any unexercised rights to acquire Shares under that Option shall terminate and be of no further force or effect.

5. ADJUSTMENTS

5.1 Adjustments to Shares If, while an Option is outstanding, any of the following events (an "Adjusting Event") shall occur:

a)	a subdivision of the Shares into a greater number of Shares,

b)	a consolidation of the Shares into a lesser number of Shares,

c)	a reclassification or change of the Shares,

d)	a capital reorganization of the Corporation not otherwise covered in this section, or

e)	a consolidation, amalgamation or merger of the Corporation with or into any other entity,

then the number and type of securities to be issued to the Participant upon exercise of the Option shall be adjusted so that the Participant shall receive the same number and type of securities as the Participant would have received as a result of the Adjusting Event if the portion of the Option so exercised had been exercised before the Adjusting Event.  The adjustments provided for in this section shall be cumulative. The Corporation shall not be obligated to issue fractional shares in satisfaction of any of its obligations under this section.

5.2 Rights Offerings If the Corporation grants its shareholders the right to subscribe for or purchase additional securities of the Corporation or of any other corporation or entity, there shall be no adjustment made to any Option in consequence thereof.

5.3 Dividends in Specie If the Corporation pays a dividend in securities of the Corporation or of any other corporation or entity, there shall be no adjustment made to any Option in consequence thereof.

6. OTHER TERMS

6.1 General The following is included in the Corporation’s incentive stock option plan:

(i)	An Option is personal to the Participant and may not be assigned or transferred, except to the estate of the Participant upon the Participant's death;

(ii)	An Option can be exercisable for a maximum of five years from the date of grant;

(iii)	No more than 5% of the issued shares of the Corporation may be granted to any one individual in any 12 month period;

(iv)	No more than 2% of the issued shares of the Issuer may be granted to any one Consultant in any 12 month period calculated as at the date an Option is granted;

(v)
No more than an aggregate of 2% of the issued shares of the Issuer may be granted to an Employee conducting Investor Relations Activities, in any 12 month period calculated as at the date an Option is granted;

(vi)	The terms of the Option may not be amended once issued; and

(vii)
For stock options granted to Employees, Consultants or Management Company Employees, the Corporation represents that the Optionee is a bona fide Employee, Consultant or Management Company Employee, as the case may be.

(viii)
Options granted to any Optionee who is a Director, Employee, Consultant or Management Company Employee must expire within 90 days after the Optionee ceases to be in at least one of those categories; and

(ix)	Options granted to an Optionee who is engaged in Investor Relations Activities must expire within 30 days after the Optionee ceases to be employed to provide Investor Relations Activities.

6.2 Disinterested Shareholders The Corporation must obtain disinterested Shareholder approval of stock options if a stock option plan, together with all of the Issuer’s previously established and outstanding stock option plans or grants, could result at any time in:

a)	the number of shares reserved for issuance under stock options granted to Insiders exceeding 10% of the issued shares; and

b)	the grant to Insiders, within a 12 month period, of a number of options exceeding 10% of the issued shares.

6.3 Vesting The Corporation has more than 10% of its issued shares reserved for issuance under a fixed number plan, therefore the plan contains a vesting schedule which is reasonably structured and equitable in relation to the size and duration of the plan. The Corporation does not permit vesting over a period of less than 18 months, or that have vesting schedules which permit a majority of the shares to be released early in the vesting period rather than equally on a quarterly basis. The Corporation’s plan permits vesting of 17% per quarter over the first 5 quarters following the grant and 15% in the final quarter which falls in the 18th month.

6.4 Employment Nothing in this Plan or any Option shall (a) confer upon any Participant any right to continue in the employ of the Corporation or any Subsidiary, or (b) affect in any way the right of the Corporation or any such Subsidiary to terminate a Participant's employment at any time.

6.5 Shareholder Rights A Participant shall have no rights whatsoever as a shareholder in respect of any of the Shares which may be purchased under an Option until the Shares have been issued.

6.6 Notice Any notice or other communication required or permitted to be given under this Plan or any Option (a "Notice") shall be in writing and may be made or given by registered mail, personal delivery, courier, or transmittal by telecopy, addressed as follows:

a)	in the case of the Corporation, to the attention of the Secretary of the Corporation at the principal business office of the Corporation, and

b)
in the case of a Participant, to the last address of the Participant known to the Corporation. Any Notice given by mail or personal delivery or courier shall be deemed to have been given and received on the date of actual delivery, and any Notice given by telecopy shall be deemed to have been given and received on the first business day following the transmittal thereof. For the purpose of this section, a business day means a day, other than a Saturday or Sunday, which is generally a business day for chartered banks in the municipality in which the principal business office of the Corporation is located.

6.7 Governing Law This Plan shall be governed by, administered and construed in accordance with the laws of the Province of British Columbia.

7. ADMINISTRATION

7.1 Administration This Plan shall be administered by the Board. The Board shall have full and final discretion to interpret the provisions of this Plan, and to amend, rescind and waive provisions of this Plan. The Board shall be entitled to prescribe rules and regulations concerning the administration of this Plan, and to amend, rescind, and waive those rules and regulations. All decisions, interpretations, rules and regulations made by the Board shall be binding and conclusive on the Participants and the Corporation.

7.2 Delegation to a Committee The Board shall be entitled to delegate the administration of this Plan, and the powers and responsibilities of the Board under this Plan, to a Compensation committee of the Board.

7.3 Amendment or Termination of this Plan From time to time, the Board may amend, delete or waive any provision or provisions of this Plan. The Board may terminate this Plan at any time. The effect of the termination of this Plan shall be that no further Options may be issued under this Plan after such termination, but the termination of this Plan shall not result in the termination of any outstanding Options. No amendment shall be effective to the extent that it adversely affects any Option granted prior to the date of that amendment.

7.4 Form of Documents The Board may from time to time prescribe the form of the documents to be used in connection with the grant and exercise of Options and the administration of this Plan.

7.5 Plan Approvals This Plan shall not become effective until (i) all approvals have been received as required from the Canadian National Stock Exchange, and (ii) the shareholders of the Corporation have approved the Plan. The Board of Directors may grant Options under this Plan prior to the satisfaction of the conditions set out in this section, provided that such Options shall not become exercisable until the conditions set out in this section have been satisfied.

This Plan received Share Holder approval at the AGM held ______________